Exhibit 99.1

Carpenter Technology Corporation

Business Segment Data

(Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	Years Ended June 30,
($ in millions)	2013	2013	2012	2012	2013	2012
Net Sales
Specialty Alloys Operations	$493.1	$471.0	$428.4	$431.0	$1,823.5	$1,672.0
Performance Engineered Products	133.0	125.6	126.6	134.9	520.1	444.9
Intersegment	(14.2)	(15.2)	(21.5)	(21.0)	(71.9)	(88.2)

Consolidated net sales	$611.9	$581.4	$533.5	$544.9	$2,271.7	$2,028.7

Operating Income
Specialty Alloys Operations	$80.4	$59.6	$61.3	$67.2	$268.5	$236.3
Performance Engineered Products	8.9	11.4	10.4	14.5	45.2	48.2
Corporate Costs	(16.4)	(10.3)	(10.6)	(10.4)	(47.7)	(53.2)
Pension, earnings, interest and deferrals	(7.9)	(8.0)	(8.0)	(8.0)	(31.9)	(15.3)
Intersegment	0.4	0.3	(0.4)	(1.7)	(1.4)	(5.9)

Consolidated operating income	$65.4	$53.0	$52.7	$61.6	$232.7	$210.1

Depreciation and Amortization
Specialty Alloys Operations	$20.0	$19.2	$18.9	$18.6	$76.7	$59.7
Performance Engineered Products	5.8	5.6	5.3	5.4	22.1	18.8
Corporate	1.6	1.4	1.4	1.5	5.9	5.6
Intersegment	(0.4)	(0.1)	(0.1)	—	(0.6)	(0.3)

Consolidated depreciation and amortization	$27.0	$26.1	$25.5	$25.5	$104.1	$83.8

Capital expenditures
Specialty Alloys Operations	$106.9	$80.9	$75.0	$46.7	$309.5	$127.9
Performance Engineered Products	6.7	5.3	4.1	8.7	24.8	40.7
Corporate	0.1	0.9	1.5	1.5	4.0	5.0
Intersegment	(0.3)	(0.5)	(0.1)	(0.5)	(1.4)	(1.7)

Consolidated capital expenditures	$113.4	$86.6	$80.5	$56.4	$336.9	$171.9

Total Assets
Specialty Alloys Operations	$2,192.7	$2,129.7	$2,017.7	$2,030.9	$2,192.7	$1,987.9
Performance Engineered Products	498.5	519.5	506.1	514.5	498.5	504.8
Corporate	233.7	286.4	112.7	93.2	233.7	191.4
Intersegment	(42.0)	(19.3)	(54.3)	(35.5)	(42.0)	(56.3)

Consolidated total assets	$2,882.9	$2,916.3	$2,582.2	$2,603.1	$2,882.9	$2,627.8

	June 30,	June 30,
	2013	2012
Goodwill
Specialty Alloys Operations	$195.5	$203.0
Performance Engineered Products	62.2	57.5
Total goodwill	$257.7	$260.5